                                                                    EXHIBIT 23.5



To the Board of Directors of PetroFina S.A.

We consent to the inclusion in the registration statement on Form F-4 of PetroFina S.A. of our report dated February 10, 1998, with respect to the balance sheets of Brittany Insurance Company Ltd. as of December 31, 1997 and 1996, and the related statements of income and cash flows for each of the years in the two-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the registration statement.


                                /S/ KPMG PEAT MARWICK

                                    KPMG Peat Marwick




Hamilton, Bermuda
June 16, 1998